EXHIBIT 99.1

Global Boatwork Holdings, Inc. Announces Addition to Board of Directors

R3 Score Technologies, Inc.

Dorcas R. Gilmore appointed to R3 Holdings board of directors

Leading Racial and Economic Justice Advocate, Dorcas R. Gilmore, Appointed Independent Director

BALTIMORE, MD, Nov. 16, 2020 (GLOBE NEWSWIRE) -- via NewMediaWire -- Global Boatworks Holdings, Inc.(OTC: GBBT), ("Global" or "the Company") today announced that it has appointed Dorcas R. Gilmore to its board of directors in the office of Secretary effective immediately. She joins the board as an independent director and becomes one of a series of board members that will be installed over the next couple of months. Gilmore is a recognized lawyer, business and civic leader, and will bring important perspective and experience to the company’s board. She has represented businesses, community organizations, social ventures, and coalitions seeking to promote racial and economic equity in their communities.

“Dorcas is an outstanding addition to our board.. She has been advising the company since its inception and has been generous in making key introductions as the company needed subject matter experts. She is a deeply influential and highly admired leader with expertise on critical issues related to underserved communities. Her diverse experience will no doubt benefit the Company and all of our shareholders” said Laurin Leonard, R3 Holdings, Inc., CEO and Co-Founder.

Dorcas R. Gilmore is a racial and economic justice advocate with over twenty years of experience working with national, regional, and local organizations across the U.S. She is a principal of Gilmore Khandhar, LLC, a solidarity economies law firm representing social ventures, investors, and community enterprises creating a more just and equitable economy. Gilmore was an Assistant General Counsel for the NAACP serving as corporate counsel and economic, environmental and climate justice advocacy counsel for the national office and its over 1,000 state and local affiliates across the world. She received the 2012 NAACP Staff Attorney of the Year Award for her work. Gilmore advises national and local organizations on building organizations that directly address structural racism. She began her legal career as a Skadden Fellow and Staff Attorney at the Community Law Center creating a youth business legal services program and representing communities fighting anti-gentrification efforts through negotiating community benefits agreements. Gilmore is a practitioner and scholar who has directed community equity development law clinics and trained law students at three universities as a Practitioner in Residence and Visiting Associate Professor at American University Washington College of Law, George Washington University Law School, and University of Maryland Carey School of Law.

Gilmore was a 2012-2013 Wasserstein Public Interest Fellow at Harvard Law School. She is the Immediate Past Chair of the ABA Business Law Section’s Community Economic Development Committee and former Governing Committee member of the ABA Forum on Affordable Housing & Community Development Law. Gilmore is a 2019 Robert Wood Johnson Interdisciplinary Research Leaders Fellow. She is a member of the Board of Directors of the National Black Worker Center Project, co-founder of the Baltimore Action Legal Team and served as a Steering Committee member of the Law for Black Lives. She was a founding member of the Sargent Shriver National Center on Poverty Law’s Racial Justice Institute Advisory Committee.

Prior to her legal career, Gilmore worked abroad on international economic development efforts as a part of the Dominican Republic’s Presidential Plan Against Poverty. She graduated from Rollins College and the University of Maryland Carey School of Law, where she was a Gilbert & Jaylee Mead Public Interest Scholar.

The Company also announced that it expects to receive approval shortly on its request to change its corporate name to "R3 Holdings, Inc." and has requested the new ticker symbol “RTHI”. These planned changes are part of the rebranding to accurately reflect the Company's current and future business focus as a SaaS company that provides a more contextualized criminal background check.

About Global Boatworks Holdings, Inc. and R3 Holdings, Inc.

Global completed a definitive Share Exchange Agreement with Baltimore, Maryland based R3 Technologies, Inc. on September 23, 2020.R3 Holdings, Inc. is a SaaS company that provides a more contextualized criminal background report and alternative credit score for use by businesses of all sizes and in every industry. R3’s AI-enabled, financial software platform uses proprietary data-driven scoring designed to unlock new valuable information about employees and financial services consumers utilizing a multi-factor algorithm based on 11 factors assessing character, capacity, and current choice. To learn more about R3 Score, visit www.R3Score.com

Forward-Looking Statements

This press release may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this presentation, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to the view of management of R3 Score Technologies, Inc. (the “Company”) concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact:

Info@R3Score.com

Investor Relations Contact:

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

MJ Clyburn
+1-917-327-6847
clyburn@tradigitalir.com